Exhibit 10.4

FORM OF

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

among

OGE ENERGY CORP.,

OGE ENOGEX HOLDINGS LLC,

OGE ENOGEX GP LLC,

ENOGEX OPERATING LLC,

OGE ENOGEX PARTNERS L.P.

and

ENOGEX LLC

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

THIS CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT (“Agreement”) is entered into on, and effective as of, the Closing Date (as defined herein), and is by and among OGE Energy Corp., an Oklahoma corporation (“OGE Energy”), OGE Enogex Holdings LLC, a Delaware limited liability company (“OGE Enogex Holdings”), OGE Enogex GP LLC, a Delaware limited liability company (the “General Partner”), Enogex Operating LLC, a Delaware limited liability company (“Enogex Operating”), OGE Enogex Partners L.P., a Delaware limited partnership (the “Partnership”), and Enogex LLC, a Delaware limited liability company (“Enogex LLC”).  The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, OGE Enogex Holdings and the General Partner have formed the Partnership pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) for the purpose of engaging in any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware LP Act.

WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, the following actions have been taken prior to the date hereof:

1.     OGE Energy formed OGE Enogex Holdings under the terms of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and contributed $3,000 in exchange for 100% of the limited liability company interests in OGE Enogex Holdings.

2.     OGE Enogex Holdings formed the General Partner under the terms of the Delaware LLC Act and contributed $1,040 in exchange for 100% of the limited liability company interests in the General Partner.

3.     The General Partner and OGE Enogex Holdings formed the Partnership under the terms of the Delaware LP Act to which the General Partner contributed $40 in exchange for a 2% general partner interest in the Partnership and OGE Enogex Holdings contributed $1,960 in exchange for a 98% limited partner interest in the Partnership (“Partner Formation Interest”).

4.     The General Partner formed Enogex Operating under the terms of the Delaware LLC Act and contributed $1,000 in exchange for 100% of the limited liability company interests in Enogex Operating.

5.     OGE Energy formed Navigator Newco Inc., a Delaware corporation and the predecessor to Enogex LLC (“Delaware Newco”), and contributed $100 in exchange for 100 shares of common stock, par value $0.01 per share, of Delaware Newco.

6.     Enogex Inc., an Oklahoma corporation (“Enogex Inc.”), distributed 100% of the capital stock of OGE Energy Resources Inc., an Oklahoma corporation, and Enogex Exploration Corporation, an Oklahoma corporation, each of which was formerly a wholly owned subsidiary of Enogex Inc., to OGE Energy, its sole shareholder.

7.     OGE Energy, as sole shareholder of Enogex Inc. caused Enogex Inc. to merge with and into Delaware Newco, with Delaware Newco continuing as the surviving entity, and, following such merger, Delaware Newco converted to Enogex LLC under the terms of the Delaware General Corporation Law and the Delaware LLC Act.

8.     Enogex Products Corporation, an Oklahoma corporation and wholly owned subsidiary of Enogex LLC, converted to Enogex Products LLC, an Oklahoma limited liability company, under the terms of the Oklahoma General Corporation Act and the Oklahoma Limited Liability Company Act.

9.     Enogex LLC, as borrower, entered into the Credit Facility with Wachovia Bank, National Association, as Administrative Agent, and the other lenders party thereto.

WHEREAS, concurrently with the Closing, each of the following actions shall occur:

1.     OGE Energy will convey its 100% limited liability company interest in Enogex LLC to OGE Enogex Holdings as a capital contribution, and simultaneously therewith OGE Enogex Holdings will be admitted to Enogex LLC as a member of Enogex LLC.

2.     OGE Enogex Holdings will convey a [0.3855]% limited liability company interest in Enogex LLC to the General Partner as a capital contribution, and simultaneously therewith the General Partner will be admitted to Enogex LLC as a member of Enogex LLC.

3.     OGE Enogex Holdings will convey the Holdings LLC Interest to the Partnership and will receive in consideration therefor 5,090,652 Common Units and 12,590,652 Subordinated Units, collectively representing a 68.8% limited partner interest in the Partnership, and simultaneously therewith the Partnership will be admitted to Enogex LLC as a member of Enogex LLC and OGE Enogex Holdings will be admitted to the Partnership as a limited partner of the Partnership.

4.     The General Partner will convey the GP LLC Interest and 100% of the limited liability company interests in Enogex Operating to the Partnership in exchange for (a) a continuation of its 2% general partner interest in the Partnership and (b) the Incentive Distribution Rights, and simultaneously therewith the Partnership will be admitted to Enogex Operating as a member of Enogex Operating.

5.     The public, through the Underwriters, will contribute approximately $127.5 million in cash, less the Underwriters’ discounts and commissions of approximately $8.0 million and the structuring fee of approximately $0.8 million (the “Offering Proceeds”), in exchange for 7,500,000 Common Units, representing an aggregate 29.2% limited partner interest in the Partnership.

6.     The Partnership will use a portion of the Offering Proceeds to pay approximately $4.8 million of expenses associated with the Offering and related formation transactions and will contribute the remaining Offering Proceeds to Enogex LLC in exchange for the Contribution LLC Interest.

7.     The Partnership will convey the LLC Interests to Enogex Operating as a capital contribution, and simultaneously therewith Enogex Operating will be admitted to Enogex LLC as a managing member of Enogex LLC.

8.     Enogex LLC expects to use the portion of the Offering Proceeds contributed to it to pay approximately $1.0 million in fees and expenses related to the Credit Facility and apply the remaining net proceeds to fund future capital expenditures and working capital and for other corporate purposes.

9.     To the extent that the Underwriters exercise the Option, the Partnership will contribute the net proceeds therefrom to Enogex Operating, and Enogex Operating will in turn contribute such funds to Enogex LLC in consideration for an additional limited liability company interest in Enogex LLC.  Enogex LLC expects to use such proceeds to fund future capital expenditures and working capital and for other corporate purposes.

10.   The agreement of limited partnership and the limited liability company agreements of the aforementioned entities will be amended and restated to the extent necessary to reflect the applicable matters set forth above and as contained in this Agreement.

NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Agreement” means this Contribution, Conveyance and Assumption Agreement, as it may be amended, modified or supplemented from time to time.

“Closing” has the meaning assigned to such term in the recitals of this Agreement.

“Closing Date” means the date of the closing of the Offering.

“Common Unit” has the meaning assigned to such term in the Partnership Agreement.

“Contribution LLC Interest” means the [7.0922]% limited liability company interest in Enogex LLC issued to the Partnership in exchange for a cash contribution of the Offering Proceeds (less expenses associated with the Offering and related formation transactions) from the Partnership and thereafter transferred by the Partnership to Enogex Operating pursuant to this Agreement.

“Credit Facility” means the Credit Facility, dated as of April 1, 2008, among Enogex LLC and Wachovia Bank, National Association, as administrative agent for the lenders named therein.

“Delaware LLC Act” has the meaning assigned to such term in the recitals of this Agreement.

“Delaware LP Act” has the meaning assigned to such term in the recitals of this Agreement.

“Delaware Newco” has the meaning assigned to such term in the recitals of this Agreement.

“Effective Time” shall mean [            ] a.m. New York, New York time on April [      ], 2008.

“Enogex Inc.” has the meaning assigned to such term in the recitals of this Agreement.

“Enogex LLC” has the meaning assigned to such term in the opening paragraph of this Agreement.

“Enogex LLC Agreement” means the Limited Liability Company Agreement of Enogex LLC dated as of April [      ], 2008 governing the ownership and management of Enogex LLC.

“Enogex Operating” has the meaning assigned to such term in the opening paragraph of this Agreement.

“Enogex Operating  LLC Agreement” means the Limited Liability Company Agreement of Enogex Operating LLC (formerly known as OGE Enogex Operating LLC) dated as of May 31, 2007, as amended, governing the ownership and management of Enogex Operating.

“General Partner” has the meaning assigned to such term in the opening paragraph of this Agreement.

“GP LLC Interest” means the [0.3855]% limited liability company interest in Enogex LLC transferred by the General Partner to the Partnership and by the Partnership to Enogex Operating pursuant to this Agreement.

“Holdings LLC Interest” means the [18.8893]% limited liability company interest in Enogex LLC transferred by OGE Enogex Holdings to the Partnership and by the Partnership to Enogex Operating pursuant to this Agreement.

“Incentive Distribution Right” has the meaning assigned to such term in the Partnership Agreement.

“Laws” means any and all laws, statutes, ordinances, rules or regulations promulgated by a governmental authority, orders of a governmental authority, judicial decisions and decisions of arbitrators or determinations of any governmental authority or court.

“LLC Interests” means the Holdings LLC Interest, the GP LLC Interest and the Contribution LLC Interest.

“Offering” means the initial public offering of Common Units by the Partnership.

“Offering Proceeds” has the meaning assigned to such term in the recitals of this Agreement.

“OGE Energy” has the meaning assigned to such term in the opening paragraph of this Agreement.

“OGE Enogex Holdings” has the meaning assigned to such term in the opening paragraph of this Agreement.

“Option” means the over-allotment option afforded the Underwriters in the Offering to purchase up to 1,125,000 additional Common Units.

“Party” or “Parties” has the meaning assigned to such terms in the opening paragraph of this Agreement.

“Partnership” has the meaning assigned to such term in the opening paragraph of this Agreement.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of OGE Enogex Partners L.P., dated as of the Closing Date, as such agreement is in effect on the Closing Date, to which reference is hereby made for all purposes of this Agreement.  No amendment or modification to the Partnership Agreement subsequent to the Closing Date shall be given effect for the purposes of this Agreement unless consented to by each of the Parties to this Agreement.

“Partnership Formation Interest” has the meaning assigned to such term in the recitals of this Agreement.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, business trust, employee benefit plan, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Subordinated Unit” has the meaning assigned to such term in the Partnership Agreement.

“Underwriters” means UBS Securities LLC, Lehman Brothers Inc., Bosc, Inc., Citigroup Global Markets, Inc., Capital West Securities, Inc., J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC.

ARTICLE II

CONTRIBUTIONS, ACKNOWLEDGMENTS AND DISTRIBUTIONS

Section 2.1 Contribution of Limited Liability Company Interest in Enogex LLC to OGE Enogex Holdings.

OGE Energy hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to OGE Enogex Holdings, its successors and assigns, for its and their own use forever, all right, title and interest in and to its 100% limited liability company interest in Enogex LLC, as a capital contribution, OGE Enogex Holdings hereby accepts such limited liability company interest as a contribution to the capital of OGE Enogex Holdings and simultaneously with such contribution OGE Holdings shall be admitted to Enogex LLC as a member of Enogex LLC.  OGE Enogex Holdings hereby agrees to be bound by the terms and conditions of the Enogex LLC Agreement.

Section 2.2 Contribution of Limited Liability Company Interest in Enogex LLC  to the General Partner.

OGE Enogex Holdings hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the General Partner, its successors and assigns, for its and their own use forever, all right, title and interest in and to a [0.3855]% limited liability company interest in Enogex LLC, as a capital contribution, the General Partner hereby accepts such limited liability company interest as a contribution to the capital of the General Partner and simultaneously with such contribution the General Partner shall be admitted to Enogex LLC as a member of Enogex LLC.  The General Partner hereby agrees to be bound by the terms and conditions of the Enogex LLC Agreement.

Section 2.3 Contribution of Holding LLC Interest to the Partnership.

OGE Enogex Holdings hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and assigns, for its and their own use forever, all right, title and interest in and to the Holdings LLC Interest, as a capital contribution, in exchange for 5,090,652 Common Units and 12,590,652 Subordinated Units, collectively representing a 68.8% limited partner interest in the Partnership, the Partnership hereby accepts such Holdings LLC Interest as a contribution to the capital of the Partnership and simultaneously with such contribution the Partnership shall be admitted to Enogex LLC as a member of Enogex LLC and OGE Enogex Holdings shall be admitted to the Partnership as a limited partner of the Partnership.  The Partnership hereby agrees to be bound by the terms and conditions of the Enogex LLC Agreement.

Section 2.4 Contribution of GP LLC Interest and Interest in Enogex Operating to the Partnership.

The General Partner hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and assigns, for its and their own use forever, all right, title and interest in and to the GP LLC Interest and 100% of the limited liability company interests in Enogex Operating, as a capital contribution, in exchange for (a) a continuation of its 2% general partner interest in the Partnership and (b) the issuance of the Incentive Distribution Rights, the Partnership hereby accepts such GP LLC Interest and 100% of the limited liability company interests in Enogex Operating as a contribution to the capital of the Partnership and simultaneously with such contribution the Partnership shall be admitted to Enogex Operating as a member of Enogex Operating.  The Partnership hereby agrees to be bound by the terms and conditions of the Enogex Operating LLC Agreement.

Section 2.5 Public Cash Contribution.

The Parties acknowledge a capital contribution by the public, through the Underwriters, to the Partnership of the Offering Proceeds in exchange for 7,500,000 Common Units, representing an aggregate 29.2% limited partner interest in the Partnership.

Section 2.6 Payment of Transaction Costs.

The Parties acknowledge the payment by the Partnership, in connection with the Offering and related formation transactions, of expenses in the amount of $4.8 million (exclusive of the Underwriters’ discounts and commissions and the structuring fee).

Section 2.7 Cash Contribution to Enogex LLC.

The Partnership hereby contributes to Enogex LLC $[              ] million in cash in exchange for the Contribution LLC Interest, and Enogex LLC hereby accepts such cash contribution in exchange for the Contribution LLC Interest.

Section 2.8  Use of Cash Contribution Proceeds.

The Parties acknowledge Enogex LLC expects to use the cash contribution it receives in exchange for the Contribution LLC Interest as set forth in Section 2.7 to pay approximately $1.0 million in fees and expenses related to the Credit Facility and apply the remaining net proceeds to fund future capital expenditures and working capital and for other corporate purposes.

Section 2.9 Contribution of the LLC Interests to Enogex Operating.

The Partnership hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to Enogex Operating, its successors and assigns, for its and their own use forever, all right, title and interest in and to the LLC Interests as a capital contribution, Enogex Operating hereby accepts such LLC Interests as a contribution to the capital of Enogex Operating and simultaneously with such contribution Enogex Operating shall be admitted to Enogex LLC as a managing member of Enogex LLC.  Enogex Operating hereby agrees to be bound by the terms and conditions of the Enogex LLC Agreement.

ARTICLE III

ADDITIONAL TRANSACTIONS

Section 3.1 Purchase of Additional Common Units.

If the Option is exercised in whole or in part, the public, through the Underwriters, will contribute additional cash to the Partnership in exchange for up to an additional 1,125,000 Common Units.

Section 3.2  Use of Option Proceeds.

The Parties acknowledge, in the event that the Option is exercised in whole or in part, the Partnership will contribute the net proceeds therefrom to Enogex Operating, and Enogex Operating will in turn contribute such funds to Enogex LLC in consideration for an additional limited liability company interest in Enogex LLC.  Enogex LLC expects to use such proceeds to fund future capital expenditures and working capital and for other corporate purposes.

ARTICLE IV

FURTHER ASSURANCES

Section 4.1 Further Assurances.

From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable Laws, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and (c) more fully and effectively to carry out the purposes and intent of this Agreement.  It is the express intent of the Parties that the Partnership or its subsidiaries own the LLC Interests that are identified in this Agreement.

ARTICLE V

EFFECTIVE TIME

Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article II or Article III of this Agreement shall be operative or have any effect until the Effective Time, at which time all the provisions of Article II and Article III of this Agreement shall be effective and operative in accordance with Article VI, without further action by any Party hereto.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Order of Completion of Transactions.

The contribution of the limited liability company interests referenced in Sections 2.1 through 2.4 shall occur immediately prior to the closing of the Offering in the order set forth in Article II and all of the other actions referenced in Sections 2.5 through 2.9 shall occur concurrently with the closing of the Offering in the order set forth in Article II.  Following the completion of the transactions as provided in Article II, the transactions, if they occur, provided for in Article III, shall be completed.

Section 6.2 Headings; References; Interpretation.

All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement, respectively.  All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa.  The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 6.3 Successors and Assigns.

No Party shall have the right to assign any rights or obligations under this Agreement without the prior written consent of the other Parties hereto.  The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 6.4 No Third Party Rights.

The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other Person or confer upon any other Person any benefits, rights or remedies and no Person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 6.5 Counterparts.

This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the Parties hereto.

Section 6.6 Choice of Law; Submission to Jurisdiction.

This Agreement shall be subject to and governed by the laws of the State of Oklahoma, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.  Each Party hereby submits to the jurisdiction of the state and federal courts in the State of Oklahoma and to venue in Oklahoma City, Oklahoma.

Section 6.7 Effect of Waiver or Consent.

No waiver or consent, express or implied, by any Party to or of any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder.  Failure on the part of a Party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitations period has run.

Section 6.8 Severability.

If any provision of this Agreement shall be held invalid or unenforceable by a court or regulatory body of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

Section 6.9 Amendment or Modification.

This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto.

Section 6.10 Entire Agreement.

This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

OGE ENERGY CORP.

By:
Name:
Title:

OGE ENOGEX HOLDINGS LLC

By: OGE ENERGY CORP., as Sole Member

By:
Name:
Title:

OGE ENOGEX GP LLC

By:
Name:
Title:

OGE ENOGEX PARTNERS L.P.

By: OGE ENOGEX GP LLC, as General Partner

By:
Name:
Title:

[Signature Page to the Conveyance, Contribution and Assumption Agreement]

ENOGEX OPERATING LLC

By:	OGE ENOGEX PARTNERS L.P., as Sole Member
By: OGE ENOGEX GP LLC, as General Partner

By:
Name:
Title:

ENOGEX LLC

By:
Name:
Title:

[Signature Page to the Conveyance, Contribution and Assumption Agreement]